EXHIBIT 10.20 to 10-QSB
-----------------------

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (Agreement) is made and entered into effective as of April 1, 2004, by and between Prologic Management Systems, Inc., an Arizona corporation (the "Company"), and James M. Heim, an individual ("Executive").

WHEREAS, Company is desirous of employing Executive and Executive is desirous of accepting employment as President and Chief Executive Officer;

WHEREAS, the parties have reached agreement on the terms of employment;

NOW THEREFORE, in consideration of the mutual promises and terms and conditions set forth below, the parties agree as follows:


1.   Position and Duties

The Company hereby employs Executive and Executive hereby accepts employment with the Company for the Employment Period as President and Chief Executive Officer of the Company (or an alternative executive officer position if there is a restructuring of the Company, or their subsidiaries or affiliates), reporting directly to the Board of Directors of the Company. Executive shall perform such duties in said position as may be reasonably specified from time to time by the Company's Board of Directors (the "Board") or their designated representatives` for the Company, its subsidiaries and affiliates. It is understood that Executive will use his best efforts to perform his duties in the manner directed by the Board.

2.   Compensation and Other Benefits

Executive shall receive a base salary of $120,000 per year, and four (4) weeks of vacation per year. Executive and the Board may modify such base salary to accommodate the Company's cash flow needs. All such modifications shall be agreed to in writing and executed by both parties. In addition, Executive shall be eligible for participation in any performance based bonuses or options that the Board of Directors may determine appropriate.

Executive shall submit documentation of business expenses in accordance with the Company's reimbursement policies and procedures. Vacation benefits will increase as described in the Company's Employee Manual.

Executive shall be eligible to participate in such health, pension, and insurance plans and programs as the Company now or in the future may maintain for the benefit of its Executives, subject to and in accordance with the terms of the applicable benefit programs in effect from time to time.

3.   Employment Period and Termination

Employment hereunder is at will and without a defined employment period. Either party may terminate this Agreement at any time upon 15 days written notice to the other party, without breach or any other cause for such termination; provided however that the Company may terminate Executive for cause without notice. Regardless of any such termination, any compensation earned by Executive prior to his termination shall be payable as provided hereunder.

4.   No Assignment

This Agreement may not be assigned by a party without the written consent of the other party. This Agreement shall be binding on the heirs, executors, administrators, personal representatives' successors and assigns of Executive and the Company.

5.   Dispute Resolution

Except as specifically excluded herein, any dispute, claim or controversy of any kind that relates in any way to Executive's employment with the Company or the termination of employment, including any dispute over the arbitrability of any matter under this Agreement ("Claim") that Executive may have against the Company, its officers, directors, Executives, agents, or representatives, or that the Company may have against Executive, shall be submitted to final, binding arbitration before a single neutral arbitrator who is an attorney admitted to practice in the State of Arizona. The parties to arbitration shall mutually select the Arbitrator not later than thirty days after service of a demand for Arbitration. If the parties for any reason do not mutually select an Arbitrator within this time period, then either party may apply to any court of competent jurisdiction to appoint the Arbitrator. The Arbitrator shall apply the substantive federal, state or local law (and statute of limitations) governing any Claim submitted in arbitration. In ruling on any Claim, the Arbitrator shall have the authority to award only such remedies or forms of relief provided for under the substantive law governing such Claim. Any award rendered therein shall be final and binding on each of the parties, and judgment may be entered in any court of competent jurisdiction. The costs of arbitration shall initially be borne equally by the parties, but the losing party shall pay the prevailing party's costs and advances for such costs. The only claims and disputes excluded from this arbitration provision shall be claims for monetary damages, injunctive relief, claims of unemployment or disability compensation, claims under any Executive benefit plan that provided its own non-judicial dispute resolution procedure, and claims or disputes filed and finally adjudicated in any criminal or administrative forum that is not legally subject to the terms of this Agreement. In the event any action is brought by a party to enforce the terms hereof, the prevailing party shall be entitled to its attorneys' fees and costs.

6.   Entire Agreement and Waiver

This Agreement and the other agreements and documents referenced herein constitute the entire Agreement between the parties related to Executive's employment. It supersedes all prior agreements, arrangements, negotiations and understandings related thereto. No waiver of any term, provision or condition of this Agreement shall be deemed to be, or shall constitute a waiver of any other term, provision or condition herein, whether or not similar. Any such waiver shall be binding unless in writing and signed by the waiving party.

7.   Amendments

No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing and executed by both parties hereto.

8.   Notices

All notices required by this Agreement shall be in writing and shall be delivered by personal delivery, facsimile or U.S. Mail. If by mail, to Executive at his last home address on record with the company, and to the Company at its business address. Notice by mail shall be via Certified Mail and deemed delivered two business days after mailing.

9.   Applicable Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

10.  Reformation and Severability

If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time, and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In event that the provision invalidated cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in full force and effect.

11.  No Inducement

Executive acknowledges that he has not relied on any inducement to enter into this Agreement except as set forth by the terms hereof.

12.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.  Interpretation

Both parties have participated in the negotiation and drafting of this Agreement through counsel of their choice. Accordingly, this Agreement shall be interpreted based on its terms and provisions and without reliance on any presumption for or against either party as a drafter.

WHEREFORE, the parties have executed this Agreement effective as of the date first set forth above.


                                         /s/ James M. Heim
                                         ---------------------------------------
                                         James M. Heim, Executive


                                         /s/ John Schauweker
                                         ---------------------------------------
                                         John Schauweker, Board of Directors
                                         Executive Committee